SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549

                              _____________

                               FORM 8-A/A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                          PREMARK INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

               Delaware                               36-3461320

(State of incorporation or organization)   (IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois                 60015
(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered

Preferred Share Purchase Rights              New York Stock Exchange
                                             Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None
                   (Title of Class)

Item 1.  Description of Securities To Be Registered.

          On November 6, 1996, the Board of Directors of Premark International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1 per share (the "Common Shares"), of the Company. The record date for the dividend was December 16, 1996. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

          On December 17, 1996 the Company filed a Form 8-A Registration Statement with respect to the preferred share purchase rights. That Registration Statement contained a typographical error on the cover page, identifying the title of the class of securities to be registered as "common share purchase rights" rather than "preferred share purchase rights". The description in Item 1 of the Registration Statement, and the Exhibits thereto, correctly identified the purchase rights.

          The cover page of the Registration Statement is hereby amended, as shown in Exhibit 1, to correct the typographical error.


Item 2.  Exhibits.

Exhibit No.    Description of Document            Location

     1.        Cover Page, Form 8-A               Included herewith

SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  December 31, 1996

                                   PREMARK INTERNATIONAL, INC.



                                   By __/s/JOHN M. COSTIGAN______
                                           John M. Costigan
                                           Senior Vice President,
                                           General Counsel and
                                           Secretary



EXHIBIT LIST

1.   Cover Page, Form 8-A

                               Exhibit 1



                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549

                               _____________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                          PREMARK INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

               Delaware                               36-3461320

(State of incorporation or organization)   (IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois                 60015
(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered

Preferred Share Purchase Rights              New York Stock Exchange
                                             Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                      None
                   (Title of Class)